                                                                    EXHIBIT 10.1

                          PURCHASE-LEASEBACK AGREEMENT
                          ----------------------------

          THIS PURCHASE-LEASEBACK AGREEMENT (the "Agreement"), dated as of the ___ day of December, 1999, between ________________________________, a Georgia limited liability company ("Seller"), and HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Pennsylvania limited partnership, ("Purchaser"), provides:

                                   ARTICLE 1
                                   ---------
                       DEFINITIONS; RULES OF CONSTRUCTION
                       ----------------------------------

          1.1  Definitions.  The following terms shall have the indicated
               -----------
meanings:

               "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

               "Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby the Seller (a) assigns and the Purchaser assumes the Leases, (b) assigns and the Purchaser assumes the Operating Agreements that have not been canceled at Purchaser's request and (c) assigns all of the Seller's right, title and interest in and to the Intangible Personal Property, to the extent assignable.

          "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

          "Bill of Sale -Personal Property" shall mean that certain bill of sale conveying title to the Tangible Personal Property, Intangible Personal Property and the Reservation System from the Seller to the Purchaser's property manager, lessee or designee.

          "Closing" shall mean the closing of the sale and purchase of the Property.

          "Closing Date" shall mean the date on which the Closing occurs.

          "Deed" shall mean that certain deed conveying title to the Real Property with limited warranty covenants of title from the Seller to the Purchaser, subject only to Permitted Title Exceptions. The description of the Land as shown on Exhibit "A" attached hereto shall be the description of the
                 -----------
Land to be contained in the Deed.

          "Deposit" shall mean the sum of Sixty-Two Thousand Five Hundred and No/100 Dollars ($62,500.00) deposited by Purchaser with the Escrow Agent upon Purchaser's execution hereof.

          "Escrow Agent" shall mean WJ Title & Escrow Company, Suite 1200/Tower Place, 3340 Peachtree Road, N.E., Atlanta, Georgia 30326, Telephone: 404/261-0500, Fax: 404/261-6779.

          "Governmental Body" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          "Guest Ledger" shall mean that certain guest ledger dated as of the date hereof, certified by the Seller, a copy of which is attached hereto as Exhibit D. The Guest Ledger shall be updated and recertified as of the Closing
---------
Date.

          "Hotel" shall mean the hotel and related amenities located on the Land.

          "Improvements" shall mean the Hotel and all other buildings, improvements, fixtures and other items of real estate located on the Land.

          "FIRPTA Certificate" shall mean the affidavit of the Seller certifying
(i) that the Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations) under Section 1445 of the Internal Revenue Code, (ii) the information to complete IRS Form 1099S, and
(iii) the information to complete any required state income or recordation tax reporting requirement, prepared by counsel to the Purchaser and in form and substance reasonably acceptable to the Purchaser.

          "Intangible Personal Property" shall mean all intangible personal property owned or possessed by the Seller and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, the right to use any trade name associated with the Real Property and all variations thereof, all of the Leases and any future leases of space in the Property, all Operating Agreements (to the extent transferable), Authorizations (to the extent transferable), escrow accounts, business records, plans and specifications, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property and any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, and the share of the Tray Ledger determined under
Section 7.5, but excluding (i) any of the aforesaid rights the Purchaser elects not to acquire and (ii) the Seller's cash on hand, in bank accounts and invested with financial institutions, and (iii) the accounts receivable except for the above described share of the Tray Ledger.

          "Inventory" shall mean all "inventories of merchandise" and "inventories of supplies", as such terms are defined in the Uniform System of Accounts for Hotels [9th Revised Edition] as published by the Hotel Association of New York City, Inc., as revised, and similar consumable supplies.

          "Land" shall mean that certain parcel of real estate lying and being in ______________, Georgia, more commonly known as the "Comfort Suites Inn", as more particularly described on Exhibit "A" attached hereto, together with all
                               -----------
easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Seller therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

          "Leases" shall mean all of the leases, if any, now in effect with respect to the Property or the Land or any portion thereof, under which the Seller are either a landlord or tenant, and all addenda, modifications or amendments thereto, certified true copies of which have been delivered by the Seller to the Purchaser.

          "Operating Agreements" shall mean the management agreements, service contracts and other agreements, if any, in effect with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property. All of the Operating Agreements in force and effect as of the date hereof are listed on Exhibit "C" attached hereto.
                     -----------

          "Owner's Title Policy" shall mean an owner's policy of title insurance (ALTA Form B-1970) issued to the Purchaser by the Title Company, pursuant to which the Title Company insures the Purchaser's ownership of fee simple title to the Real Property (including the marketability thereof), subject only to Permitted Title Exceptions (which shall exclude all preprinted, standard, general or similar exceptions), and which provides such affirmative coverages and endorsements reasonably requested by the Purchaser. The Owner's Title Policy shall insure the Purchaser in the amount of the Purchase Price and shall be in form and substance customary for similar transactions in Georgia. The description of the Land in the Owner's Title Policy shall be by courses and distances and shall be identical to the description shown on the Survey.

          "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property set forth in the Title Commitment (a) which do not require or secure the payment of money and (b) which are set forth on Exhibit "B" attached
                                                           -----------
hereto.

          "Property" shall mean collectively the Real Property, the Inventory, the Tangible Personal Property and the Intangible Personal Property.

          "Purchase Price" [Form Purchase Price]

          "Real Property" shall mean the Land and the Improvements.

          "Reservation System" shall mean the Seller's Reservation Terminal and Reservation System equipment and software, if any.

          "Seller's Financial Information" shall mean that certain financial information relative to the Seller and the Property, including the income and expense statements for the Property for the period January 1, 1999 through October 31, 1999, copies of which are attached hereto as Exhibit "E".
                                                         -----------

          "Survey" shall mean the survey to be delivered pursuant to Section
5.4.

          "Tangible Personal Property" shall mean the Inventory and all other items of personal property owned by the Seller used in connection with the Property.

          "Title Commitment" shall mean the commitment by the Title Company to issue the owner's Title Policy.

          "Title Company" shall mean a title insurance company selected by the Purchaser.

          "Tray Ledger" shall mean fifty percent (50%) of the final night's room revenue (revenue from rooms occupied as of 12:01 a.m. on the Closing Date, exclusive of food, beverage, telephone and similar charges which accrue prior to Closing), including any sales taxes, room taxes or other taxes thereon.

          "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities, cable television facilities and all other utility facilities and services necessary for the operation and occupancy of the Property.

     1.2  Rules of Construction. The following rules shall apply to the
          ---------------------
construction and interpretation of this Agreement:

          (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

          (b) All references herein to particular articles, sections or subsections, subsections or clauses are references to articles, sections, subsections or clauses of this Agreement.

          (c) The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (d) Each party hereto and/or its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.

                                   ARTICLE 2
                                   ---------
                    PURCHASE AND SALE; ACCESS; STUDY PERIOD;
                    ----------------------------------------
                           PAYMENT OF PURCHASE PRICE
                           -------------------------

     2.1  Purchase and Sale.
          ------------------

          (a) The Seller agrees to sell and the Purchaser agrees to acquire the Property for the Purchase Price and in accordance with the other terms and conditions set forth herein. In addition, the Purchaser agrees to lease the Property back to the Seller pursuant to the terms of a Percentage Lease Agreement, the final terms of which shall be agreed upon between the parties prior to the Closing. However, the material terms of that Percentage Lease Agreement will include, but shall not be limited to the following:

          . Seller, or its affiliate, shall lease the Property pursuant to Percentage Lease for an initial period of three (3) years.

          . Seller, or its affiliate, shall guarantee to pay a minimum rent of 12% per year of the Purchase Price during the initial term.

          . At Closing, Seller shall place on deposit, a total security deposit of $250,000 with the Purchaser ("Security Deposit"). This Security Deposit shall secure the lease payments on the Percentage Lease for this Property, as well as the lease payments for those other properties that will be sold, and leased back to Seller's affiliates in conjunction with the sale of this Property, namely, [other three hotels purchased from Seller's affiliates]

          . During the term of the Percentage Lease, Purchaser shall pay Seller annual interest of Eight percent (8%).

          . During the second term of the Percentage Lease, Seller shall pay a minimum base rent equal to ten percent (10%) of the Purchase Price to Purchaser.

          . If Seller elects not to extend the Percentage Lease for a second or any subsequent term, then Purchaser shall pay to Seller the entire Security Deposit within thirty (30) days of the conclusion of the Lease. Any costs associated with the transfer of any applicable franchise agreement, including franchise fees, royalties or past dues, shall be borne by Seller: provided, however, that Purchaser
                                            --------  -------
            shall pay for any Property Improvement Plans required by the Franchisor at the time of transfer.

          (b) Seller and Purchaser acknowledge that it is the intention of the Seller to effect the transaction contemplated in this Agreement by means of an exchange of property of like-kind so as to qualify for the non-recognition of gain in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. Purchaser agrees to cooperate with Seller in effecting the exchange but without incurring any obligations, liabilities or expenses. Seller and Purchaser agree to execute such other agreements including escrow agreements and agreements with third party exchange facilitators and to comply with the terms thereof to enable the location and acquisition of suitable exchange properties for the purpose of effecting the exchange of properties, it being understood by Purchaser that Seller prefers and will prefer the receipt of such property to the receipt of cash in exchange for the conveyance of the Property to Purchaser as set forth in the Agreement.

     2.2  Due Diligence Period.
          --------------------

          (a) The Purchaser shall have the right, from the date of the execution of this Agreement until 5:00 p.m. on January 15, 2000 ("Due Diligence Period"), and thereafter if the Purchaser notifies the Seller that it has elected to proceed to Closing in the manner described below, to enter upon the Real Property and to perform, at the Purchaser's expense, such economic, surveying, engineering, environmental, topographic and marketing tests, studies and investigations as the Purchaser may deem appropriate. Purchaser shall give Seller at least twenty-four (24) hours prior written notice of its desire to conduct such tests at the Property and shall not conduct such tests on the Property or otherwise visit the Property without Seller's prior written approval. If such tests, studies and investigations warrant, in the Purchaser sole, absolute and unreviewable discretion, the purchase of the Property for the purposes contemplated by the Purchaser, then the Purchaser may elect to proceed to Closing and shall so notify the Seller prior to the expiration of the Due Diligence Period. If for any reason the Purchaser does not so notify the Seller of its determination to proceed to Closing prior to the expiration of the Due Diligence Period, or if the Purchaser notifies the Seller, in writing, prior to the expiration of the Due Diligence Period that it has determined not to proceed to Closing, this Agreement automatically shall terminate, and the Purchaser shall be released from any further liability or obligation under this Agreement, except for such liabilities and obligations which, by the terms of this Agreement, survive termination of the Agreement.

          (b) During the Due Diligence Period, the Seller shall make available to the Purchaser, its agents, auditors, engineers, attorneys and other designees, for inspection copies of all existing architectural and engineering studies, surveys, title insurance policies, zoning and site plan materials, correspondence, environmental audits and other related materials or information if any, relating to the Property which are in, or come into, the Seller's possession or control.

          (c) The Purchaser hereby indemnifies and defends the Seller against any loss, damage or claim arising from entry upon the Real Property by the Purchaser or any agents, contractors or employees of the Purchaser. The Purchaser, at its own expense, shall restore any damage to the Real Property caused by any of the tests or studies made by the Purchaser. Purchaser's obligations under this Section 2.2(c) shall survive termination of this Agreement or Closing of the transactions contemplated hereunder.

          (d) During the Due Diligence Period, the Purchaser, at its expense, shall cause an examination of title to the Property to be made, and, prior to the expiration of the Due Diligence Period, shall notify the Seller of any defects in title shown by such examination that the Purchaser is unwilling to accept, other than the Permitted Title Exceptions. At or prior to Closing, the Seller shall notify the Purchaser whether the Seller is willing to cure such defects. Seller may cure, but shall not be obligated to cure such defects. If such defects consist of deeds of trust, mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, the Seller, at its option, shall either pay and discharge such defects at Closing, or provide bonds or indemnities in favor of the Title Company in order to remove such items from the Title Policy at Closing. If the Seller is unwilling or unable to cure any other such defects by Closing, the Purchaser shall elect (1) to waive such defects and proceed to Closing without any abatement in the Purchase Price or (2) to terminate this Agreement. The Seller shall not, after the date of this Agreement, subject the Property to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify in any material adverse manner the status of title without the Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed. All title matters revealed by the Purchaser's title examination and not objected to by the Purchaser as provided above shall be deemed Permitted Title Exceptions. If Purchaser shall fail to examine title and notify the Seller of any such title objections by the end of the Due Diligence Period, all such title exceptions (other than those that are to be paid at Closing as provided above) shall be deemed Permitted Title Exceptions.

     2.3  Intentionally Omitted.
          ---------------------

     2.4  Inspection of Books and Records; Access.    The Purchaser, from the
          ---------------------------------------
date hereof until termination of this Agreement, shall have access during normal business hours to all documents, agreements and other information in the possession of the Seller and their agents pertaining to the ownership, use and operation of the Property and to the Seller's representations, warranties and covenants set forth herein, including but not limited to financial records, tax assessments, bills and leases, and the Purchaser shall have the right to inspect and make copies of the same. Purchaser shall give Seller at least twenty-four
(24) hours prior written notice of its desire to inspect such books and records, together with a detailed listing of which materials it would like to inspect. Any such inspection of books and records shall take place at the office of the Management Company, _________________________, in Atlanta, Georgia.
Purchaser hereby agrees to keep all of such business records and the information which it reviews in connection therewith confidential and, upon any termination of this Agreement, return all of such information or copies thereof to Seller and not retain any copies thereof.

     2.5  Payment of Purchase Price. The Purchase Price shall be paid to the
          -------------------------
Seller in the following manner:

          (a) The Purchaser shall receive a credit against the Purchase Price in an amount equal to the Seller's closing costs assumed and paid for by the Purchaser pursuant to Section 7.4 hereof.

          (b) The Purchaser shall pay the balance of the Purchase Price, as adjusted by the prorations pursuant to Section 7.5 hereof by wire transfer of immediately available funds.

     2.6  Allocation of Purchase Price. The parties agree that the Purchase
          ----------------------------
Price shall be allocated among the various components of the Property in the manner agreed to by the Purchaser and Seller during the Due Diligence Period.

     2.7  Confidentiality. Except as hereinafter provided, from and after the
          ---------------
execution of this Agreement, the Purchaser and the Seller shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to persons who "need to know", such as their respective agents, attorneys, accountants, engineers, surveyors, financiers and bankers. Purchaser and Seller acknowledge that Purchaser is a publicly traded entity that is governed by the laws and rules of the Securities Exchange Commission, including rules governing insider trading. Purchaser and Seller agree that it is therefore of the utmost importance that all parties abide by this confidentiality provision.

                                   ARTICLE 3
                                   --------
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
               --------------------------------------------------

     To induce the Purchaser to enter into this Agreement and to purchase the Property, and to pay the Purchase Price therefor, the Seller hereby makes the following representations, warranties and covenants, upon each of which the Seller acknowledges and agrees that the Purchaser is entitled to rely and has relied:

     3.1   Organization and Power. The Seller is an entity duly formed and
           ----------------------
validly existing and in good standing under the laws of the State of its organization and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of the Seller hereunder.

     3.2   Authorization and Execution. This Agreement has been duly authorized
           ---------------------------
by all necessary action on the part of the Seller, has been duly executed and delivered by the Seller, constitutes the valid and binding agreement of the Seller and is enforceable in accordance with its terms.

     3.3  Noncontravention. The execution and delivery of, and the performance
          ----------------
by the Seller of its obligations under this Agreement does not and will not contravene, or constitute a default under, any provision of applicable Law or regulation, the Seller's organizational documents or, except as set forth on
Schedule 3.3 hereof, any agreement, judgment, injunction, order, decree or other
------------
instrument binding upon the Seller, or result in the creation of any lien or other encumbrance on any asset of the Seller. There are no outstanding agreements (written or oral) pursuant to which the Seller (or any predecessor to or representative of the Seller) has agreed to sell or has granted an option to purchase the Property (or any part thereof).

     3.4  No Special Taxes. The Seller has no knowledge of, nor has it received
          -----------------
any notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

     3.5  Compliance with Existing Laws. To the best of Seller's knowledge, the
          -----------------------------
Seller possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. The Seller has no knowledge, nor has it received notice within the past three years, of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, the violation of which would have a material adverse effect upon

Seller or the Property, or requiring any material repairs or alterations other than those that have been made prior to the date hereof.


     3.6  Personal Property. All of the Tangible Personal Property and
          -----------------
Intangible Personal Property are owned and, at Closing, will be conveyed by the Seller free and clear of all liens and encumbrances. The Seller has good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

     3.7  Title and Survey Matters. The Seller is the sole owner of full legal,
          ------------------------
equitable and beneficial title to the Property and no consent of or joinder by any other person is required for the Seller to convey the full legal, equitable and beneficial title to and ownership of the Property to the Purchaser in accordance with this Agreement. Except to the extent such obligations may be inconsistent herewith, the Seller shall perform all of its material obligations under all material documents affecting title to all or any part of the Property and shall not permit or allow to continue any defaults thereunder, the occurrence of which defaults would have a material adverse effect upon the Property or the Seller.

     3.8  [Intentionally Deleted]

     3.9  Operating Agreements.  To the best of Seller's knowledge, the Seller
          --------------------
has performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Operating Agreements, which default would have a material adverse effect upon Seller or the Property. The Seller shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease (as lessor or lessee) or other agreements with respect to the Property, nor shall the Seller enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind the Purchaser or the Property after the Closing Date or (b) the Seller has obtained the express prior written consent of the Purchaser to such agreement or modification, which consent shall not be unreasonably withheld or delayed.

     3.10 Warranties and Guaranties. The Seller shall not, before or after
          -------------------------
Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Tangible Personal Property and Intangible Personal Property or any part thereof, except with the prior written consent of the Purchaser.

     3.11 Insurance. All of the Seller's insurance policies are valid and in
          ---------
full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by the Seller on or before the due date therefor. The Seller shall pay all premiums on, and shall not cancel or voluntarily allow to expire prior to Closing, any of the Seller's insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.

     3.12 Condemnation Proceedings; Roadways. The Seller has not received notice
          ----------------------------------
of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. The Seller has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Property.

     3.13 Litigation. There is no action, suit or proceeding pending or, to the
          ----------
best of Seller's knowledge, overtly threatened against or affecting the Seller in any court, before any arbitrator or before or by any Governmental Body which
(a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Seller are parties or by which they are bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Seller,
(c) could adversely affect the ability of the Seller to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein, (e) the subject matter of which concerns any past or present employee of the Seller or
(f) could otherwise materially adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     3.14 Labor and Employment Agreements. There are no labor disputes pending
          -------------------------------
or, to the best of the Seller's knowledge, threatened in writing as to the operation or maintenance of the Property or any part thereof. The Seller is not party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. The Seller is not a party to any employment contracts or agreements, written or oral, with any persons employed with respect to the Property that will be binding on the Purchaser on or after the Closing. Neither the Seller nor their managing agent (if any) will, between the date hereof and the Closing Date, enter into any new employment contracts or agreements or hire any new employees that will be binding on the Purchaser on or after the Closing. The Purchaser will not be obligated to give or pay any amount to any employee of the Seller or the Seller's managing agent. The Purchaser shall not have any liability under any pension or profit sharing plan that the Seller or its managing agent may have established with respect to the Property or their or its employees.

     3.15 Financial Information. All of the Seller's Financial Information is
          ---------------------
correct and complete in all material respects and presents accurately the results of the operations of the Property for the period commencing on the 1st of January 1999 and ending on October 31, 1999. Since the date of the last financial statement included in the Seller's Financial Information, there has been no material adverse change in the financial condition or in the operations of the Property. The Seller will provide access by Purchaser's representatives, to all financial and other information relating to the Property, and such representatives shall determine that such information is sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission and any registration statement, report or disclosure statement filed with and any rule issued by, the Securities and Exchange Commission. The Seller will provide a signed representation letter as prescribed by Generally Accepted Auditing Standards as promulgated by the Auditing

Standards Division of the American Institute of Public Accountants which representation is required to enable an independent public accountant to render an opinion on such financial statements.

     3.16 Organizational Documents. The Seller's Organizational Documents are in
          ------------------------
full force and effect, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

     3.17 Excluded Liabilities.
          --------------------

          (a) The Purchaser is not assuming or undertaking to assume and shall have no responsibility for any expenses, debts, obligations, liabilities, claims, demands, fines or penalties, whether fixed or contingent, past, present or future, or direct or indirect, arising out of or in connection with the conduct by the Seller of its business or the ownership and use of the Property prior to the Closing (the "Excluded Liabilities''), including without limitation, any of the Excluded Liabilities arising out of or in connection with the failure by the Seller to comply with any applicable Environmental Laws including, without limitation any Environmental Laws regarding pollution control, underground storage tanks, asbestos or other environmental matters applicable to the Property.

          (b) The Seller agrees to defend, indemnify and hold harmless the Purchaser from and against any of the Excluded Liabilities and any other damages, losses, costs, expenses, claims or demands (including fines, penalties, diminution in value of the Property, court costs and reasonable attorneys' fees) that may be incurred by or imposed on the Purchaser as a result of (i) the conduct by the Seller of its business in connection with the Property prior to the Closing and (ii) any material breach by the Seller of any representation or warranty of the Seller contained herein applicable to the Property.

     3.18 Brokerage Commission.  Except for Hotel Partners, Seller has not
          --------------------
engaged the services of, nor is it or will it or Purchaser become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Seller.

     3.19 Environmental.  To the best of Seller's knowledge:
          -------------

          (a) The Seller, and any person or entity for whose conduct the Seller is liable, has no liability under, has never materially violated, and is presently in material compliance with, all federal, state and local environmental or health and safety-related laws, rules, regulations and ordinances (together, Environmental Laws) applicable to the Property.

          (b) There exist no environmental conditions with respect to the Property that could or do result in any material damage, loss, cost, expense or liability to or against the Seller or the Purchaser.

          (c) Other than those hazardous or toxic substances commonly used in the operation of a hotel, which hazardous or toxic substances are stored in accordance with all applicable Environmental Laws, the Seller, and any other person or entity for whose conduct Seller is liable, has not generated, transported, stored, handled or disposed of any hazardous or toxic substances at the Property, and has no knowledge of any release or threatened release of any hazardous or toxic substance at the Property or in the vicinity of the Property.

          (c) The Seller, and any person or entity for whose conduct the Seller is responsible, has not (i) entered into or been the subject of any order or decree with respect to environmental matters with respect to the Property, (ii) received notice under the citizen suit provisions of any Environmental Law in connection with the Property, (iii) received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim in respect of any environmental condition relating to the Property, or
(iv) been subject to or threatened in writing with any governmental or citizen enforcement action with respect to the Property; and the Seller, and any other person for whose conduct the Seller is liable, has no reason to believe that any of the foregoing will be forthcoming.

          (d) The Seller has all licenses, permits or approvals, if any, required for the activities and operations conducted at the Property and for any past or ongoing alterations or improvements on the Property, except for such license, permits and approvals the failure to obtain which would not have a material adverse effect upon the Property or Seller.

     3.20 Sufficiency of Certain Items. The Property contains not less than:
          ----------------------------

          (a) a sufficient amount of furniture, furnishings, color television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bedspreads and the like, to furnish each guest room, so that each such guest room is, in fact, fully furnished; and

          (b) a sufficient amount of towels, washcloths and bed linens, so that there are two and one-half sets of towels, washcloths and linens for each guest room (one on the beds, one on the shelves, and one-half in the laundry), together with a sufficient supply of paper goods, soaps, cleaning supplies and other such supplies and materials, as are reasonably adequate for the current operation of the Hotel.

     3.21 Operation of Property Prior to Closing. Between the date of this
          --------------------------------------
Agreement and the Closing Date, Seller shall operate the Property in substantial compliance with all material laws and in the same manner in which Seller operated the Property prior to the execution of this Agreement, so as to keep the Property in good condition, reasonable wear and tear excepted, and so as to maintain the existing caliber of the Hotel operations conducted at the Property and the reasonable good will of the tenants, the Hotel guests, the employees and other customers of the Hotel. The Seller shall continue to use reasonable efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as the Seller did prior to the execution of this Agreement. Between the date hereof and the Closing Date, the Seller shall deliver to the Purchaser monthly reports (or for the partial monthly period up to the Closing Date) showing the income and expenses of the Hotel and all departments thereof, together with such periodic information with respect to room reservations and other bookings, as the Seller customarily keeps internally for its own use. Seller agrees that it will operate the Property and the Hotel in accordance with the provisions of this section between the date hereof and the Closing Date.

     3.22 Room Furnishings. Each room in the Hotel available for guest rental is
          ----------------
and at Closing will be furnished substantially in accordance with Licensor's standards for the Hotel and room type.

     3.23 Franchise Agreement.  To the best of Seller's knowledge, the franchise
          -------------------
agreement with respect to the Hotel is, and at Closing will be, in full force and effect.

                                   ARTICLE 4
                                   ---------
             PURCHASER'S REPRESENTATIONS; WARRANTIES AND COVENANTS
             -----------------------------------------------------

     To induce the Seller to enter into this Agreement and to sell the Property, the Purchaser hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Purchaser acknowledges and agrees that the Seller are entitled to rely and has relied:

     4.1  Organization and Power. The Purchaser is an entity duly formed and
          ----------------------
validly existing and in good standing under the laws of the State of its organization and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of the Purchaser hereunder.

     4.2  Authorization and Execution. This Agreement has been duly authorized
          ---------------------------
by all necessary action on the part of the Purchaser, has been duly executed and delivered by the Purchaser, constitutes the valid and binding agreement of the Purchaser and is enforceable in accordance with its terms.

     4.3  Noncontravention. The execution and delivery of and the performance by
          ----------------
the Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under any provisions of applicable Law or regulation, Purchaser's organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser or result in the creation of any lien or other encumbrance on any asset of the Purchaser.

     4.4  Litigation. There is no action, suit or proceeding, pending or known
          ----------
to be threatened, against or affecting the Purchaser or any principal, subsidiary or affiliate of the Purchaser in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement,
(b) could materially and adversely affect the business, financial position or results of operations of the Purchaser or any principal, subsidiary or affiliate of the Purchaser, (c) could adversely affect the ability of the Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein or (e) could adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     4.5  Bankruptcy. No Act of Bankruptcy has occurred with respect to the
          ----------
Purchaser.

     4.6  Brokerage Commission. The Purchaser has not engaged the services of,
          --------------------
nor is it or will it or the Seller become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.

                                   ARTICLE 5
                                   ---------
                 CONDITIONS AND ADDITIONAL COVENANTS OF SELLER
                 ---------------------------------------------

     The Purchaser's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by the Seller with the following covenants:

     5.1  Seller's Deliveries. The Seller shall have delivered to the Purchaser,
          -------------------
on or before the Closing Date, all of the documents and other information required of Seller pursuant to Section 7.2.

     5.2  Representations, Warranties and Covenants; Obligations of Seller;
          -----------------------------------------------------------------
Certificate. All of the Seller's representations and warranties made in this
-----------
Agreement shall be true and correct in all material respects as of the Closing Date as if then made, there shall have occurred no material adverse change in the financial condition of the Seller or the physical or financial condition of the Property since the date hereof, the Seller shall have performed all of its material covenants and other obligations under this Agreement and the Seller shall have executed and delivered to the Purchaser at Closing a Certificate to the foregoing effect.

     5.3  Title Matters. Purchaser has received from Seller a copy of Seller's
          -------------
Owner's Title Policy. The Seller shall not have taken any action from the date hereof and through and including the Closing Date that would materially adversely affect the status of title to the Real Property. Fee simple title to the Real Property shall be insurable as such by the Title Company at its regularly scheduled rates subject only to Permitted Title Exceptions.

     5.4  Survey. Purchaser has received the most recent Survey of the Land in
          ------
the possession of Seller. The Survey provided by the Seller (or a survey obtained by Purchaser if Seller's Survey was prepared more than one year earlier) shall be adequate for the Title Company to delete any exception for survey in the Owner's Title Policy.

     5.5  Condition of Improvements and the Tangible Personal Property. At the
          ------------------------------------------------------------
time of Closing, the Improvements and the Tangible Personal Property (including but not limited to, the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in good condition and working order, reasonable wear and tear excepted, and shall have no material defects, structural or otherwise, and the Seller shall not have substantially diminished the Inventory. The Seller, at its expense, shall have maintained the Real Property and the Tangible Personal Property in substantial compliance with all applicable Laws and in at least as good condition as they are in as of the date hereof, normal wear and tear excepted. The Seller shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property. The Seller shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to the Purchaser.

     5.6  Franchise.  In the event that Purchaser elects to assume the existing
          ---------
franchise agreement, the Purchaser or its designee shall have received, at the Seller's expense, an assignment or transfer of any existing franchise agreement currently applicable to the Hotel or a new franchise agreement from Comfort Inn (the "Franchisor''), together with an estoppel certificate from the Franchisor in form and substance reasonably acceptable to the Purchaser, which the Seller agrees to use its reasonable efforts to cooperate with Purchaser to obtain. Any such assignment must include a release of Seller and any of its principals which guaranteed such Franchise Agreement.

     5.7  Operational Licenses. Seller shall have all material permits,
          --------------------
licenses, approvals and Authorizations necessary to operate the Hotel. To that end, the Seller and the Purchaser shall have cooperated with each other, and each shall have executed such transfer forms, license applications and other documents as may be necessary or desirable for Seller to obtain such permits, licenses, approvals and Authorizations.

     5.8  Securities Compliance. Seller shall reasonably cooperate with
          ---------------------
Purchaser at Purchaser's expense, to provide all information and execute all documents necessary for Purchaser to comply with all applicable state and federal securities laws.

     5.9  Lease.  As a further condition to Closing, Seller and Purchaser shall
          -----
have executed a Percentage Lease Agreement pursuant to which Seller shall lease the Hotel (the "Percentage Lease Agreement"). Such Percentage Lease Agreement shall be agreed upon in writing prior to the Closing in accordance with the material terms set forth in Section 2.01(a) hereof.

          Each of the conditions and additional covenants contained in this Section are intended for the benefit of the Purchaser and may be waived in whole or in part, by the Purchaser, but only by an instrument in writing signed by the Purchaser.

                                   ARTICLE 6
                                   ---------
               CONDITIONS AND ADDITIONAL COVENANTS OF PURCHASER
               ------------------------------------------------

     The Seller's obligations hereunder are subject to satisfaction of the following conditions precedent and the compliance by the Purchaser with the following covenants:

     6.1. Purchaser's Deliveries. The Purchaser shall have delivered to the
          ----------------------
Seller, on or before the Closing Date, all of the documents, Purchase Price and other information required of Purchaser pursuant to Section 7.3

     6.2. Representations, Warranties and Covenants; Obligations of Purchaser;
          --------------------------------------------------------------------
Certificate. All of the Purchaser's representations and warranties made in this
-----------
Agreement shall be true and correct in all material respects as of the Closing Date as if then made, the Purchaser shall have performed all of its material covenants and other obligations under this Agreement and the Purchaser shall have executed and delivered to the Seller at Closing a Certificate to the foregoing effect.

     6.3  Franchise. Pursuant to this Agreement and the Percentage Lease
          ---------
Agreement, Seller shall remain as the Franchisee of the Hotel, but shall execute at Closing an Assignment of Franchise Rights and License Agreement in favor of Purchaser or its assignee ("Franchise Assignment Agreement"). This Franchise Assignment Agreement shall be executed by Purchaser and Seller and Seller shall use commercially reasonable efforts to obtain the execution thereof by the Franchisor. The Franchise Assignment Agreement shall require the Seller to assist in the transfer of the franchise to Purchaser in the event that Seller defaults under the terms of the Percentage Lease Agreement, or terminates said Percentage Lease Agreement in accordance with its terms.

     6.4  Operational Licenses. Seller shall have all material permits,
          --------------------
licenses, approvals and Authorizations necessary to operate the Hotel. To that end, the Seller and the Purchaser shall have cooperated with each other, in obtaining such permits, licenses and approvals.

     6.5  Lease.  As a further condition to Closing, Seller and Purchaser shall
          -----
have executed the Percentage Lease Agreement.

          Each of the conditions and additional covenants contained in this Section are intended for the benefit of Seller and may be waived in whole or in part, by Seller, and only by an instrument in writing signed by Seller.

                                   ARTICLE 7
                                   ---------
                           DUE DILIGENCE AND CLOSING
                           -------------------------

     7.1  Closing. Closing shall be held at the offices of Wagner, Johnston &
          -------
Rosenthal, P.C., Suite 1200/Tower Place, 3340 Peachtree Road, N.E., Atlanta, Georgia 30326, on January 31, 2000. Possession of the Property shall be delivered to the Purchaser at Closing, subject only to Permitted Title Exceptions.

     7.2  Seller's Deliveries.
          -------------------

          (a) At Closing, the Seller shall deliver to Purchaser all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Seller or its affiliate and shall be dated as of the Closing Date:

               (i)    The certificate required by Section 5.2.

               (ii)   The Percentage Lease Agreement.

               (iii)  Estoppel Certificates from the Franchisor.

               (iv)   The FIRPTA Certificate.

               (v)    Settlement Statement.

               (vi)   Bill of Sale - Personal Property

               (vii)  Limited Warranty Deed.

               (viii) Evidence (such as organization documents including certificates and authorizing resolutions) satisfactory to Purchaser as to Seller's authority to enter into and consummate this Agreement.

               (ix)   A Franchise Assignment Agreement.

               (x) An Owner's Affidavit in a form customarily used in Atlanta, Georgia.

               (xi)   An Assignment and Assumption of Operating Agreements.

               (xii) Such agreements, affidavits or other documents as may be reasonably required by Purchaser or its attorneys.

          (b) At Closing, the Seller shall also deliver or cause to be delivered to the Purchaser the following:

               (i) A valid, final and unconditional certificate of occupancy as to the Real Property issued by the appropriate governmental authority, if in Seller's possession.

               (ii) If part of the Tangible Personal Property consists of a motor vehicle titled under state law, a duly executed and delivered document transferring title pursuant to applicable state law and related documents.

               (iii) True, correct and complete copies of all plans, specifications, guaranties and warranties, if any, of contractors, subcontractors, manufacturers, suppliers and installers possessed by the Seller and relating to the Improvements and the Tangible Personal Property and Intangible Personal Property, or any part thereof.

               (iv) Copies of all correspondence, files, documents, records and data relating the operation of the Property for the period commencing on January 1, 1999 until Closing.

               (v)    All keys for the Property.

               (vi) A complete list of all advance room reservations, functions and the like, including all deposits thereon, in reasonable detail specified by the Purchaser.

               (vii)  Updated Guest Ledger.

               (viii) Any other document, instrument, information or item reasonably requested by the Purchaser or required hereby.

     7.3  Purchaser's Deliveries.
          ----------------------

          (a) At Closing, the Purchaser shall pay, deliver or cause to be delivered to the Seller, as appropriate, the following, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Purchaser or its affiliate and shall be dated as of the Closing Date:

               (i) The Purchase Price in the manner set forth in Section 2.5 hereof.

               (ii)   The Franchise Assignment Agreement.

               (iii)  Settlement Statement.

               (iv)   The Certificate required by Section 6.2.

               (v)    The Percentage Lease Agreement.

               (vi) The Assignment and Assumption Agreement of Operating Agreements.
               (vii) Any other document or instrument reasonably required by the Seller or its attorneys.

     7.4  Closing Costs. The Seller shall pay (i) all applicable sales and use
          -------------
taxes (if any) levied on the transfer of the Tangible or Intangible Personal Property; (ii) any expenses incurred by or on behalf of the Seller; and (iii) all fees charged by the Franchise for the transfer of the Franchise. The Purchaser shall pay (i) all Title Company and survey charges,

(ii) all of the recording fees, and (iii) any expenses incurred by or on behalf of the Purchaser. Each party hereto shall pay its own legal fees and expenses.

     7.5  Income and Expense Allocations.
          ------------------------------

          (a) At Closing, all income and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with generally accepted accounting principles consistently applied, shall be allocated between the Seller and the Purchaser as of the Closing Date. The Seller shall be entitled to all income, including the Tray Ledger, and responsible for all expenses for the period of time up to but not including the Closing Date, and the Purchaser shall be entitled to all income and responsible for all expenses for the period of time from, after and including the Closing Date. Without limiting the generality of the foregoing, Seller shall pay to
Purchaser or Purchaser shall pay to Seller at Closing, or   there shall be an
appropriate Closing adjustment for, the net cash payable to the Purchaser or Seller, as appropriate, based on the allocation set forth above. All adjustments shall be shown on the settlement statement or may be done outside the settlement statement (with such supporting documentation as the parties may reasonably require being attached as exhibits to the settlement statements or submit to the parties as appropriate) and if on the settlement statement shall increase or decrease (as the case may be) the balance of the Purchase Price payable by the Purchaser at Closing. The Seller shall pay at Closing all special assessments and taxes applicable to the Property and relating to the period prior to Closing.

          (b) If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable income or expense. Any expense paid by the Seller or the Purchaser with respect to the Property after the Closing Date shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due.

                                   ARTICLE 8
                                   ---------
                          CONDEMNATION: RISK OF LOSS
                          --------------------------

     8.1  Condemnation. In the event of any actual or threatened taking,
          ------------
pursuant to the power of eminent domain, of all or any material portion of the Real Property, or any proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after the Seller learns or receives notice thereof. If all or any material part of the Real Property is, or is to be, so condemned or sold, the Purchaser shall have the right to terminate this Agreement pursuant to Section 9.3. If the Purchaser elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at Closing.

     8.2  Risk of Loss. The risk of any loss or damage to the Property prior to
          ------------
the Closing shall remain upon the Seller. If any material loss or material damage occurs prior to Closing, the Purchaser shall have the right to terminate this Agreement pursuant to Section

9.3. If the Purchaser elects not to terminate this Agreement, it may choose to restore the Property itself, in which event Seller shall assign or pay, or cause to be paid, to Purchaser all insurance proceeds payable on account of such loss or damage and the Seller shall not be responsible to the Purchaser for any additional sums required to restore the Property.


                                   ARTICLE 9
                                   ---------
              LIABILITY OF PURCHASER; INDEMNIFICATION BY SELLER;
              --------------------------------------------------
                              TERMINATION RIGHTS
                              ------------------

     9.1  Liability of Purchaser. Except for any obligation expressly assumed or
          ----------------------
agreed to be assumed by the Purchaser hereunder, the Purchaser does not assume any obligation of the Seller or any liability for claims arising out of any occurrence prior to Closing.

     9.2  Indemnification.
          ---------------

          (a) The Seller hereby indemnifies and holds the Purchaser harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by the Purchaser, whether before or after Closing, as a result of any material breach by the Seller of any of Seller's representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Seller under this Agreement, or as a result of acts or events occurring prior to the Closing Date; provided, however, that Seller's
                                     --------  -------
representations and warranties shall terminate and expire twelve (12) months from the date of Closing.

          (b) The Purchaser hereby indemnifies and holds the Seller harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by the Seller, whether before or after Closing, as a result of any material breach by the Purchaser of any of Purchaser's representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Purchaser under this Agreement, or as a result of acts or events occurring after the Closing Date.

     9.3  Termination by Purchaser. If any condition set forth herein cannot or
          ------------------------
will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle the Purchaser to terminate this Agreement and its obligations hereunder, the Purchaser, at its option, may elect either (a) to terminate this Agreement and all other rights and obligations of the Seller and the Purchaser hereunder shall terminate immediately except for such obligations which, by their terms, survive the termination of this Agreement and the Deposit, if any, shall be returned to the Purchaser or (b) to waive its right to terminate and to proceed to Closing. If the Purchaser terminates this Agreement as a consequence of a material misrepresentation or breach of a warranty or covenant by the Seller, or a failure by the Seller to perform its obligations hereunder, the Purchaser shall have, in addition to the rights set forth in
Section 9.3(a) and (b) above, the right to seek specific performance of this Agreement. Under no circumstances shall Purchaser have the right to seek damages against Seller for any breach or termination of this Agreement; provided, however, that Purchaser shall be
                               --------  -------
entitled to prove and recover its actual, out-of-pocket costs paid to unrelated third parties for services in performing its due diligence studies hereunder in a total amount not to exceed Fifty Thousand and No/100 Dollars ($50,000.00). Notwithstanding the foregoing, in no event shall Seller be liable to Purchaser for lost profits or consequential damages.

     9.4  Termination by Seller. If any conditions set forth herein cannot or
          ---------------------
will not be satisfied prior to Closing, or if Seller terminates this Agreement as a consequence of a material misrepresentation or breach of a warranty or covenant by Purchaser or a failure by Purchaser to perform its obligations hereunder, then Seller may, at its option elect either (a) to waive its right to terminate this Agreement and proceed to Closing; or (b) to terminate this Agreement, and, at Seller's option, each other agreement between Seller's affiliates and Purchaser and receive payment of the Deposit. The Seller and the Purchaser agree that, in the event of such a default, the damages that the Seller would sustain as a result thereof would be difficult if not impossible to ascertain. The Seller hereby waives and releases any and all other rights and remedies for a default by the Purchaser. Therefore, the Seller and the Purchaser agrees that the Seller shall retain the Deposit as full and complete liquidated damages and as the Seller's sole remedy.

                                  ARTICLE 10
                                  ----------
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     10.1 Completeness; Modification. This Agreement constitutes the entire
          --------------------------
agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. The provisions of the prior sentence reflects the true intent of the Seller and the Purchaser and is intended to be enforceable, notwithstanding any existing or further case law to the contrary. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

     10.2 Successors and Assigns. This Agreement shall bind and inure to the
          ----------------------
benefit of the parties hereto and their respective successors and permitted assigns. Neither Purchaser nor Seller may assign or delegate any of their rights, duties or obligations under this Agreement without the prior written consent of the other party and any attempt to do so shall be null and void and of no force or effect upon the other.

     10.3 Days. If any action is required to be performed, or if any notice,
          ----
consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

     10.4 Governing Law. This Agreement and all documents referred to herein
          -------------
shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.

     10.5 Counterparts. To facilitate execution, this Agreement may be executed
          ------------
in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     10.6 Severability. If any term, covenant or condition of this Agreement, or
          ------------
the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law and shall be construed so as to give effect to the intent of the parties.

     10.7 Costs. Regardless of whether Closing occurs hereunder, and except as
          -----
otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

     10.8 Notices. All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be delivered by hand, overnight delivery service, or by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient:

If to the Purchaser:     Kiran P. Patel
                         Hersha Enterprises, Ltd.
                         148 Sheraton Drive, Box A
                         New Cumberland, PA 17070

With a copy to:          James L. Ray, Esquire
                         The Shah Law Firm
                         The Lafayette Building
                         437 Chestnut Street, 6/th/ Floor
                         Philadelphia, PA 19106

If to the Seller:        Mitesh B. Shah
                         _________________________
                         Suite 800/East Tower
                         Atlanta Financial Center
                         3343 Peachtree Road, N.E.
                         Atlanta, Georgia 30326

With a copy to:     Craig A. Wagner, Esq.
                    Wagner, Johnston & Rosenthal, P.C.
                    Suite 1200/Tower Place
                    3340 Peachtree Road, N.E.
                    Atlanta, Georgia 30326

            Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this Section.

     10.9   Escrow Agent. The Escrow Agent referred to in the definition thereof
            ------------
contained in Section 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. The Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchange by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed the Escrow Agent to comply with said time limit; (e) for the default, error, action or omission of either party to the escrow. The Escrow Agent shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. It is agreed that the Escrow Agent shall not be disqualified from representing either party in connection with any litigation which might arise out or in connection with this Agreement, merely by virtue of the fact that such Escrow Agent has agreed to act as Escrow Agent hereunder. Further, in that event of any dispute as to the disposition of the Deposit, if any, or any other monies held in escrow, the Escrow Agent may, if such Escrow Agent so elects, interplead the parties by filing an interpleader action in any court having subject matter jurisdiction of such a matter (to the personal jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, if any, and any other monies held in escrow, including all interest earned thereon, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. In the event of such interpleader action, the Escrow Agent shall not be disabled from representing a party hereto. Escrow Agent shall not be liable for Escrow Agent's compliance with any legal process, subpoena, writs, orders, judgments and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

     10.10  Incorporation by Reference. All of the Exhibits attached hereto are
            --------------------------
by this reference incorporated herein and made a part hereof.

     10.11  Survival. All of the representations and warranties of the Seller
            --------
and the Purchaser made in, or pursuant to, this Agreement shall survive Closing for a period of twelve

(12) months subsequent to Closing and shall not merge into any document or instrument executed and delivered in connection herewith.

     10.12  Further Assurances. The Seller and the Purchaser each covenant and
            ------------------
agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

     10.13  No Partnership. This Agreement does not and shall not be construed
            --------------
to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Seller and Purchaser specifically established hereby.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed in their names by their respective duly-authorized representatives as a sealed instrument.

                         SELLER:

                         ___________________________________________

                         By:  The Noble Companies, LLC, Sole Manager

                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________


                         PURCHASER:

                         HERSHA HOSPITALITY LIMITED PARTNERSHIP

                         By:  Hersha Hospitality Trust, a Maryland
                              business trust, its General Partner


                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________